Exhibit 99.1
For immediate release
Beyond Meat® Reports First Quarter 2023 Financial Results

EL SEGUNDO, Calif. — May 10, 2023 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its first quarter ended April 1, 2023.
First Quarter 2023 Financial Highlights1
•Net revenues were $92.2 million, a decrease of 15.7% year-over-year.
•Gross profit was $6.2 million, or gross margin of 6.7% of net revenues, compared to gross profit of $0.2 million, or gross margin of 0.2% of net revenues, in the year-ago period.
▪Gross profit and gross margin were positively impacted by reduced manufacturing costs excluding depreciation, decreased logistics costs and, to a lesser extent, lower materials costs per pound, partially offset by lower net revenues per pound and higher inventory reserves, which increased costs per pound.
▪Gross profit and gross margin included the impact from a change in the Company's accounting estimate associated with the estimated useful lives of its large manufacturing equipment, which reduced COGS depreciation expense in the quarter by approximately $5.1 million, or 5.5 percentage points of gross margin, relative to depreciation expense utilizing the Company's previous estimated useful lives.
•Net loss was $59.0 million, or $0.92 per common share, compared to net loss of $100.5 million, or $1.58 per common share, in the year-ago period.
•Adjusted EBITDA was a loss of $45.8 million, or -49.6% of net revenues, compared to an Adjusted EBITDA loss of $78.9 million, or -72.1% of net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, "Late last year, we articulated a strategy to drive Beyond Meat to cash-flow positive operations and sustainable long-term growth. We are pleased to report strong progress for the second full quarter of this strategy; cash use and net loss are substantially improved on a sequential and year-over-year basis: gross margin is up on a sequential
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

and year-over-year basis; and we delivered net revenues consistent with guidance. We remain focused on our strategy and committed to pursuing our vision of transforming the $1.4 trillion global meat industry.”
First Quarter 2023

Net revenues decreased 15.7% to $92.2 million in the first quarter of 2023, compared to $109.5 million in the year-ago period. The decrease in net revenues was driven by a 9.0% decrease in net revenue per pound and a 7.3% decrease in volume of products sold. Most markets and channels were negatively impacted by continued softness in demand in the plant-based meat category. The decrease in net revenue per pound was primarily attributable to changes in product sales mix, increased trade discounts and unfavorable changes in foreign exchange rates, partially offset by pricing changes. U.S. retail channel net revenues decreased 35.3% compared to the year-ago period primarily driven by a 33.2% decrease in volume of products sold and a 3.1% decrease in net revenue per pound due to higher trade discounts and changes in product sales mix, partially offset by increased pricing for certain items. U.S. foodservice channel net revenues decreased 5.3% compared to the year-ago period primarily driven by a 7.3% decrease in volume of products sold, partially offset by a 2.2% increase in net revenue per pound due to changes in product sales mix, partially offset by higher trade discounts. International retail channel net revenues decreased 11.5% compared to the year-ago period driven by a 6.3% decrease in net revenue per pound, largely attributable to unfavorable changes in foreign exchange rates, increased trade discounts and changes in product sales mix, and a 5.5% decrease in volume of products sold. International foodservice channel net revenues increased 99.8% compared to the year-ago period due to a 115.0% increase in volume of products sold, partially offset by a 7.1% decrease in net revenue per pound primarily due to changes in product sales mix and unfavorable changes in foreign exchange rates, partially offset by lower trade discounts.
Net revenues by channel (unaudited):
The following table presents our net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	April 1, 2023	April 2, 2022	Amount	%
U.S.:
Retail	$44,159	$68,260	$(24,101)	(35.3)%
Foodservice	14,675	15,493	(818)	(5.3)%
U.S. net revenues	58,834	83,753	(24,919)	(29.8)%
International:
Retail	14,289	16,137	(1,848)	(11.5)%
Foodservice	19,113	9,565	9,548	99.8%
International net revenues	33,402	25,702	7,700	30.0%
Net revenues	$92,236	$109,455	$(17,219)	(15.7)%

Volume of products sold by channel (unaudited):
The following table presents consolidated volume of our products sold in pounds for the periods presented:

	Three Months Ended		Change
(in thousands)	April 1, 2023	April 2, 2022	Amount	%
U.S.:
Retail	8,315	12,453	(4,138)	(33.2)%
Foodservice	2,551	2,752	(201)	(7.3)%
International:
Retail	3,337	3,530	(193)	(5.5)%
Foodservice	5,549	2,581	2,968	115.0%
Volume of products sold	19,752	21,316	(1,564)	(7.3)%

Gross profit was $6.2 million, or gross margin of 6.7% of net revenues, in the first quarter of 2023, compared to gross profit of $0.2 million, or gross margin of 0.2% of net revenues, in the year-ago period. Gross profit and gross margin in the first quarter of 2023 were positively impacted by reduced manufacturing costs excluding depreciation, decreased logistics costs and, to a lesser extent, lower materials costs per pound, partially offset by lower net revenues per pound and higher inventory reserves, which increased costs per pound. During the first quarter of 2023, the Company completed a reassessment of the useful lives of its large manufacturing and research and development equipment, and determined that it should increase the estimated useful lives for certain equipment from a range of 5 to 10 years to a uniform 10 years. The Company estimates that this change in accounting estimate reduced COGS depreciation expense in the first quarter of 2023 by approximately $5.1 million, or 5.5 percentage points of gross margin, relative to depreciation expense utilizing the Company's previous estimated useful lives.

Loss from operations in the first quarter of 2023 was $57.7 million compared to $97.6 million in the year-ago period. The reduced loss from operations was primarily driven by higher gross profit, lower marketing-related expenses including advertising and product donation costs, reduced non-production headcount expenses, lower production trial expenses, and reduced outbound freight costs included in the Company’s selling expenses.

Net loss was $59.0 million in the first quarter of 2023 compared to $100.5 million in the year-ago period. Net loss per common share was $0.92 in the first quarter of 2023 compared to $1.58 in the year-ago period. The reduction in net loss in the first quarter of 2023 was primarily driven by the reduction in loss from operations and by a $4.1 million increase in net interest income and foreign currency transaction gains, partially offset by a $2.6 million increase in losses related to the Company’s joint venture with PepsiCo, Inc., the Planet Partnership, LLC (“TPP”).

Adjusted EBITDA was a loss of $45.8 million, or -49.6% of net revenues in the first quarter of 2023 compared to an Adjusted EBITDA loss of $78.9 million, or -72.1% of net revenues, in the year-ago period.
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance, including restricted cash, was $273.6 million and total outstanding debt was $1.1 billion as of April 1, 2023. Net cash used in operating activities was $42.2 million for the quarter ended April 1, 2023, compared to $165.2 million for the year-ago period. Capital expenditures totaled $5.3 million for the quarter ended April 1, 2023, compared to $21.5 million for the year-ago period. Net cash used in investing activities also included $3.3 million in investment in TPP that was previously committed for the quarter ended April 1, 2023, partially offset by $2.3 million in proceeds from sales of fixed assets.
2023 Outlook
The Company's operating environment continues to be affected by near-term uncertainty related to macroeconomic issues, including inflation and rising interest rates, demand in the plant-based meat category, increasing concerns about the likelihood of a recession, increased competition, supply chain disruptions, challenges related to labor availability and, to a lesser extent, COVID-19 and its potential impact on consumer behavior and demand levels, among other things, all of which could have unforeseen impacts on the Company’s actual realized results. Based on management's best assessment of the environment today, the Company is providing the following outlook for the full year 2023:
•Net revenues are expected to be in the range of approximately $375 million to $415 million, representing a decrease of approximately 10% to 1% compared to 2022.
•As a result of the change in accounting estimate associated with the Company’s estimated useful lives for its large fixed assets, gross margin is now expected to be 1 to 2 percentage points above prior guidance of the low double-digit range for the full year, increasing sequentially through the remainder of the year.
•Operating expenses are expected to be approximately $250 million, weighted slightly more towards the first half of the year.
•Capital expenditures are expected to be in the range of $30 million to $35 million.
•The Company continues to target achievement of cash flow positive operations within the second half of 2023.

In the first quarter of 2023 the Company continued the process of restructuring certain contracts and operating activities related to Beyond Meat Jerky. The Company intends to assume distribution responsibilities for Beyond Meat Jerky starting in the fourth quarter of 2023 and believes this move will support its objectives for gross margin expansion. TPP will remain as a vehicle to evaluate a range of plant-based food and beverage products for potential future business development.

Total distribution points by channel (unaudited):
The following table presents the approximate number of distribution outlets by channel for the periods presented:

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
U.S.:
Retail(1)	34,000	34,000	35,000	78,000	78,000	78,000	78,000
Foodservice	36,000	38,000	39,000	41,000	42,000	43,000	42,000
International:
Retail	32,000	30,000	31,000	33,000	35,000	35,000	36,000
Foodservice	26,000	28,000	30,000	31,000	33,000	34,000	35,000
Total distribution points	128,000	130,000	135,000	183,000	188,000	190,000	191,000
___________
(1) Q2 2022, Q3 2022, Q4 2022 and Q1 2023 includes distribution points unique to Beyond Meat Jerky. Excluding Beyond Meat Jerky, total U.S. retail distribution outlets were approximately 33,000 in Q1 2023.

Conference Call and Webcast
The Company will host a conference call to discuss these results today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255 which will be answered by an operator or by clicking the Call me™ weblink and entering the Call me™ Passcode = 0721233. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of March 2023, Beyond Meat branded products were available at approximately 191,000 retail and foodservice outlets in over 80 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram, Twitter and TikTok.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its full year 2023 outlook, cost-reduction initiatives, transition to a sustainable growth model and ability to execute on its strategic plan, restructuring of certain operating activities, and the timing and success of achieving its cash flow positive targets. The Company may be unable to realize the contemplated benefits in connection with the cost-reduction initiatives and restructuring of certain operating activities, which may have an adverse impact on the Company’s performance, results of operations and financial condition. Additionally, the Company’s ability to meet its cash flow positive targets is subject to a number of assumptions and uncertainties, including, without limitation, the Company’s ability to reduce costs and achieve positive gross margins; the Company’s ability to meet certain revenue and operating expense targets, which may be subject to factors beyond the Company’s control; and the Company’s ability to monetize inventory and manage working capital.
Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including inflation and rising interest rates, demand in the plant-based meat category, increasing concerns about the likelihood of a recession, increased competition, supply chain disruptions, challenges related to labor availability, and COVID-19 and its potential impact on consumer behavior and demand levels, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,”

“likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the impact of inflation and rising interest rates across the economy, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets, including due to an economic recession, downturn or periods of rising or high inflation; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to recessionary and inflationary pressures; factors negatively impacting demand in the plant-based meat category; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; the effects of increased competition from our market competitors and new market entrants; risks and uncertainties related to certain cost-reduction initiatives, workforce reductions, executive leadership changes, and the timing and success of achieving certain financial goals or cash flow positive targets; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the implementation of significant cost cutting measures such as downsizing and exiting certain operations, domestically and/or abroad; the impact of uncertainty as a result of doing business in China and Europe; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions or the outbreak of hostilities or war; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, and our ability to maintain and increase sales velocity of our products; changes in the foodservice landscape, including the timing and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic Quick Service Restaurant partnership launches and limited time offerings resulting in permanent menu items; foreign exchange rate fluctuations; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market growth; the impact of uncertainty in our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, and the impact of cyber incidents at suppliers and vendors; our ability to effectively expand or optimize our manufacturing and production capacity, including effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which could give rise to increased costs, underutilization fees and termination fees to exit certain supply chain arrangements and/or the write- off of certain equipment; our inability to sell our inventory in a timely manner requiring us to sell our products through liquidation channels at lower prices, write-down or write-off obsolete inventory, or increase inventory reserves; our ability to accurately forecast our future results of operations and financial goals or targets, including fluctuations in demand for our products and in the plant-based meat category generally and increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, customer and distributor changes and buying patterns, such as reductions in targeted inventory levels, and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and the Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics (such as the COVID-19 pandemic), epidemics or other public health crises, or fear of such crises; the success of our marketing initiatives and the ability to maintain and grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and maintain and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins that meet our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, and resultant interruptions in service and any related impact on our reputation, including data privacy, and on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel and our ability to maintain our company culture; the effects of organizational changes including reductions-in-force and realignment of reporting structures; the success of operations conducted by joint ventures where we share ownership and management of a company with one or more parties who may not have the same goals, strategies or priorities as we do and where we do not receive all of the financial benefit; the timing, impact and success of restructuring certain contracts and operating activities related to Beyond Meat Jerky and our assumption of distribution responsibilities for Beyond Meat Jerky; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities, or any other vital aspects of our supply chain; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based meat category; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; the requirements of being a public company and effects of increased administrative costs related to compliance and reporting obligations; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including risks associated with adverse developments affecting the financial services industry; our significant indebtedness and ability to repay such indebtedness; risks related to our debt, including limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for additional financing; our ability to meet our obligations under our El Segundo Campus and Innovation Center lease, the timing of occupancy and completion of the build-out of our space, cost overruns, delays, workforce reductions or other cost-reduction initiatives on our space demands; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, or risks related to excess space capacity under our leases due to workforce reductions or other cost-reduction initiatives; changes in laws and government regulation affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers, and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; seasonality, including increased levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; economic conditions and the impact on consumer spending; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices, including expanding mandatory and voluntary reporting, diligence and disclosure on ESG matters; the outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
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Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Net revenues	$92,236	$109,455
Cost of goods sold	86,051	109,265
Gross profit	6,185	190
Research and development expenses	12,432	19,678
Selling, general and administrative expenses	51,900	75,114
Restructuring expenses	(426)	3,026
Total operating expenses	63,906	97,818
Loss from operations	(57,721)	(97,628)
Other (expense) income, net:
Interest expense	(989)	(1,025)
Other, net	2,908	(1,124)
Total other income (expense), net	1,919	(2,149)
Loss before taxes	(55,802)	(99,777)
Income tax expense	—	10
Equity in losses of unconsolidated joint venture	3,235	671
Net loss	$(59,037)	$(100,458)
Net loss per share available to common stockholders—basic and diluted	$(0.92)	$(1.58)
Weighted average common shares outstanding—basic and diluted	64,004,894	63,465,205

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$258,566	$309,922
Restricted cash, current	2,426	—
Accounts receivable, net	42,395	34,198
Inventory	222,370	235,696
Prepaid expenses and other current assets	16,561	20,700
Assets held for sale	4,737	5,943
Total current assets	$547,055	$606,459
Restricted cash, non-current	12,600	12,627
Property, plant, and equipment, net	251,218	257,002
Operating lease right-of-use assets	75,056	87,595
Prepaid lease costs, non-current	88,035	85,472
Other non-current assets, net	10,273	10,744
Investment in unconsolidated joint venture	2,340	2,325
Total assets	$986,577	$1,062,224
Liabilities and stockholders’ (deficit) equity:
Current liabilities:
Accounts payable	$41,131	$55,300
Current portion of operating lease liabilities	2,960	3,812
Accrued expenses and other current liabilities	15,826	16,729
Total current liabilities	$59,917	$75,841
Long-term liabilities:
Convertible senior notes, net	$1,134,591	$1,133,608
Operating lease liabilities, net of current portion	44,787	55,854
Finance lease obligations and other long-term liabilities	416	469
Total long-term liabilities	$1,179,794	$1,189,931
Commitments and Contingencies
Stockholders’ (deficit) equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 64,150,754 and 63,773,982 shares issued and outstanding at April 1,2023 and December 31, 2022, respectively	6	6
Additional paid-in capital	553,805	544,357
Accumulated deficit	(802,146)	(743,109)
Accumulated other comprehensive loss	(4,799)	(4,802)
Total stockholders’ deficit	$(253,134)	$(203,548)
Total liabilities and stockholders’ (deficit) equity	$986,577	$1,062,224

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net loss	$(59,037)	$(100,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,049	7,091
Non-cash lease expense	1,783	1,118
Share-based compensation expense	9,565	9,292
Loss on sale of fixed assets	3,907	315
Amortization of debt issuance costs	984	984
Equity in losses of unconsolidated joint venture	3,235	671
Unrealized gain on foreign currency transactions	(731)	—
Net change in operating assets and liabilities:
Accounts receivable	(8,078)	(9,108)
Inventories	13,779	(43,043)
Prepaid expenses and other assets	3,926	(213)
Accounts payable	(13,271)	(2,295)
Accrued expenses and other current liabilities	(528)	8,527
Prepaid lease costs, non-current	(3,082)	(36,978)
Operating lease liabilities	(678)	(1,113)
Net cash used in operating activities	$(42,177)	$(165,210)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(5,302)	$(21,548)
Proceeds from sale of fixed assets	2,250	—
Payments for investment in joint venture	(3,250)	—
Return of security deposits	—	49
Net cash used in investing activities	$(6,302)	$(21,499)
Cash flows from financing activities:
Principal payments under finance lease obligations	$(33)	$(45)
Proceeds from exercise of stock options	136	815
Payments of minimum withholding taxes on net share settlement of equity awards	(252)	(439)
Net cash (used in) provided by financing activities	$(149)	$331
Net decrease in cash, cash equivalents and restricted cash	$(48,628)	$(186,378)
Effect of exchange rate changes on cash	(328)	942
Cash, cash equivalents and restricted cash at the beginning of the period	322,548	733,294
Cash, cash equivalents and restricted cash at the end of the period	$273,592	$547,858
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BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended
	April 1, 2023	April 2, 2022
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$17
Taxes	$—	$52
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$2,474	$6,874
Reclassification of pre-paid lease costs to operating lease right-of-use assets	$519	$—
Non-cash additions to financing leases	$55	$—
(concluded)

Non-GAAP Financial Measures
Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, and Other, net, including interest income, and foreign currency transaction gains and losses.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect Other, net, including interest income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended
(in thousands)	April 1, 2023	April 2, 2022
Net loss, as reported	$(59,037)	$(100,458)
Income tax expense	—	10
Interest expense	989	1,025
Depreciation and amortization expense	6,049	7,091
Restructuring expenses(1)	(426)	3,026
Share-based compensation expense	9,565	9,292
Other, net(2)	(2,908)	1,124
Adjusted EBITDA	$(45,768)	$(78,890)
Net loss as a % of net revenues	(64.0)%	(91.8)%
Adjusted EBITDA as a % of net revenues	(49.6)%	(72.1)%
____________

(1)
Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017. On October 18, 2022, the parties to this dispute entered into a confidential written settlement agreement and mutual release, related to this matter. In the three months ended April 1, 2023, we recorded a credit of $(0.4) million in restructuring expenses, primarily driven by a reversal of certain accruals.

(2)	Includes $0.3 million in net foreign currency transaction gains and $1.1 million in net foreign currency transaction losses in the three months ended April 1, 2023 and April 2, 2022, respectively.